United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

June 19, 2014 (June 15, 2014)

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG” or the “Company”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Title 11 of the U.S. in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

As previously reported, on May 2, 2014 the Debtors filed with the Bankruptcy Court an amended plan of reorganization, together with a disclosure statement describing such plan of reorganization (the “Equity Plan”). On May 21, 2014, the Debtors filed with the Bankruptcy Court an amendment to the Equity Plan. On May 26, 2014 and June 4, 2014, respectively, the Debtors filed with the Bankruptcy Court further amendments to the Equity Plan (the Equity Plan, as amended, the “Amended Equity Plan”).

The Amended Equity Plan provides that the chief restructuring officer of the Debtors will nominate and the existing directors of OSG will approve the individuals who shall serve as directors of the Company upon its emergence from bankruptcy, subject to Bankruptcy Court approval. On June 15, 2014, the chief restructuring officer of the Debtors nominated and the existing directors of OSG approved the following slate of persons to serve as the board of directors of the Company following its emergence from bankruptcy: John J. Ray, III, Timothy Bernlohr, Alexander D. Greene, Stephen M. Johnson, Samuel H. Norton, Nikolaus D. Semaca, Ronald Steger, Douglas D. Wheat and Gregory A. Wright. The appointment of these individuals to serve as directors of the Company upon its emergence from bankruptcy is subject to Bankruptcy Court approval.

The Amended Equity Plan and the plan supplement to the Amended Equity Plan setting forth the names and affiliations of the persons to serve as the board of directors of the Company following its emergence from bankruptcy are available electronically, on the internet website of the claims agent Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/osg. Information set forth on the foregoing website or filed with the Bankruptcy Court shall not be deemed to be part of or incorporated by reference into this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: June 19, 2014	By	/s/ James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary